Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics, Inc. (CTI) Reports First

Quarter Financial Results and Milestones

-Net loss attributable to common shareholders decreases 66% over same period in 2011

- Entered into an agreement to acquire highly selective Phase 3 JAK2 inhibitor, pacritinib

- Readying Phase 3 trial for tosedostat in r/r AML/MDS following FDA feedback on clinical trial design

- Pixuvri® Marketing Authorization Application (“MAA”) granted positive opinion by CHMP for conditional approval in European Union

April 20, 2012 Seattle—Cell Therapeutics, Inc. (“CTI” or the “Company”) (NASDAQ and MTA: CTIC) today reported financial results and recent accomplishments for the first quarter of 2012.

First Quarter Financial Results

For the quarter ended March 31, 2012, total operating expenses were $18.1 million compared to $20.1 million for the same period in 2011. Net loss attributable to common shareholders decreased 66% to $17.4 million ($0.09 per share) for the quarter ended March 31, 2012 compared to a net loss attributable to common shareholders of $51.0 million ($0.35 per share) for the same period in 2011. The decrease in net loss attributable to CTI’s common shareholders is primarily due to a decrease in deemed dividends and total operating expenses. CTI had approximately $27.4 million in cash and cash equivalents as of March 31, 2012.

www.CellTherapeutics.com

Recent Highlights

•

In February 2012, the European Medicines Agency’s (“EMA”) Committee for Medicinal Products for Human Use (“CHMP”) granted a positive opinion for conditional approval of CTI’s MAA for Pixuvri as monotherapy for the treatment of adult patients with multiple relapsed or refractory aggressive B-cell non-Hodgkin’s lymphoma (“NHL”).

•	In April 2012, CTI entered into an agreement to acquire a highly selective JAK2 inhibitor, pacritinib, which is a phase 3 candidate for treating patients with myelofibrosis (“MF”).

“With potential approval of our MAA for Pixuvri in the E.U. to treat adult patients with multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma and tosedostat gearing up to initiate a pivotal phase 3 trial in relapsed or refractory acute myeloid leukemia/myelodysplastic syndromes (“MDS”) later this year, the agreement to acquire pacritinib, a highly selective JAK2 inhibitor, rounds out our novel late stage oncology drug portfolio placing us in a select group of biotech companies. Our oncology drug portfolio now spans across a range of blood related cancers,” stated James A. Bianco, M.D., CEO of CTI.

Conference Call Information

On Friday, April 20, 2012, at 8:30 a.m. Eastern/2:30 p.m. Central European/5:30 a.m. Pacific Time, members of CTI’s management team will host a conference call to discuss CTI’s 2012 first quarter financial results.

Conference Call Numbers

Friday, April 20, 2012 8:30 a.m. Eastern/2:30 p.m. Central European/5:30 a.m. Pacific Time

1-800-762-8779 (US Participants)

1-480-629-9645 (International)

Call-back numbers for post-listening available at 11:30 a.m. Eastern Time:

1-800-406-7325 (US Participants)

1-303-590-3030 (International)

Passcode: 4533723#

Live audio webcast at www.celltherapeutics.com will be archived for post-call listening approximately two hours after call ends.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

www.CellTherapeutics.com

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Specifically, the risks and uncertainties that could affect the development of CTI’s drug candidates include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with Pixuvri in particular, including, without limitation, the potential failure of Pixuvri to prove safe and effective for the treatment of relapsed or refractory aggressive B-cell NHL and/or other tumors as determined by the U.S. Food and Drug Administration (the “FDA”) and/or the EMA, that Pixuvri may not be the first drug approved as monotherapy for the treatment of adult patients with multiple relapsed or refractory aggressive B-cell NHL, that the European Commission may not formally adopt the CHMP’s recommendation regarding Pixuvri in the second quarter of 2012 or at all, that conditional approval of CTI’s MAA for Pixuvri may not be granted by the European Commission in the second quarter of 2012 or at all, that Pixuvri may not be approved for marketing in all of the E.U. Member States and the European Economic Area members, that, even if the MAA for Pixuvri receives conditional approval, that the EMA may request additional information from CTI regarding Pixuvri, the potential failure of tosedostat to provide safe and effective for the treatment of patients with relapsed/refractory AML or MDS as determined by the FDA and/or the EMA, that the phase III clinical trial of tosedostat may not be initiated this year or as planned, the potential failure of pacritinib to prove safe and effective for the treatment of patients with MF as determined by the FDA and/or the EMA, that pacritinib may not satisfy a medical need not currently addressed with existing non-selective JAK1/JAK2 inhibitors, that pacritinib may not be differentiated due to its high target selectivity, that the acquisition of pacritinib may not be timely completed, if at all, that the projected benefits of the acquisition of pacritinib may not materialize as expected, that CTI may not be able to successfully implement its plans, strategies and objectives related to the acquisition and development of pacritinib, that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI may not be able to sustain its current cost controls, and that CTI may not be able to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling its drug candidates. Further risks and uncertainties include CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to further reduce its operating expenses, that CTI will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

www.CellTherapeutics.com

T: 206.272.4343

C: 206.854.1200

F: 206.272.4434

E: deramian@ctiseattle.com

www.celltherapeutics.com/media.htm

Investors Contact:

Ed Bell

T: 206.282.7100

Lindsey Jesch Logan

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.celltherapeutics.com/investors.htm

www.CellTherapeutics.com

Cell Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating expenses:
Research and development	$8,170	$11,494
Selling, general and administrative	9,928	8,576

Total operating expenses	18,098	20,070

Loss from operations	(18,098)	(20,070)
Other income (expense):
Investment and other income, net	240	63
Interest expense	(55)	(389)
Amortization of debt discount and issuance costs	—	(167)
Foreign exchange gain	384	759

Net loss before noncontrolling interest	(17,529)	(19,804)
Noncontrolling interest	83	70

Net loss attributable to CTI	(17,446)	(19,734)
Dividends and deemed dividends on preferred stock	—	(31,283)

Net loss attributable to CTI common shareholders	$(17,446)	$(51,017)

Basic and diluted net loss per common share	$(0.09)	$(0.35)

Shares used in calculation of basic and diluted net loss per common share	203,959	146,377

Balance Sheet Data (unaudited):	(amounts in thousands)
	March 31,	December 31,
	2012	2011
Cash and cash equivalents	$27,380	$47,052
Working capital	16,942	33,291
Total assets	44,150	62,239
Accumulated deficit	(1,732,231)	(1,714,785)
Total shareholders’ equity	12,187	28,009